SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 29, 2009

BLACKSANDS PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2700, PO Box 152

Toronto, Ontario Canada M5H 2Y4

_____________________________________________

(Address of principal executive offices) (Zip Code)

(416) 359-7805

__________________

(Registrant’s Telephone Number, Including Area Code)

___________________________________________________

(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2009, Paul A. Parisotto resigned as President and Chief Executive Officer of Blacksands Petroleum, Inc. (“Blacksands”) effective July 31, 2009. Mr. Parisotto will remain with Blacksands as a director.

The board of directors of Blacksands (the “Board”) appointed Mark Holcombe, an independent director of Blacksands, to serve as the President and Chief Executive Officer of Blacksands effective August 1, 2009.

Mr. Holcombe, 40, founded Stirling Partners Limited, a boutique investment bank, in 2006, was the former Head of Corporate Development and Chief Compliance Officer at GEM Global Equities Management, S.A., an emerging market hedge fund, and was also an investment banker at DLJ and ING Capital in New York. Mr. Holcombe has over 18 years of natural resource industry and corporate finance experience. Since 2007, he serves on the board of Sandfield Ventures Corporation, PNG LNG Ltd. and Pacific LNG Operations LTD. Mr. Holcombe holds a B.A. from Colgate University.

The Board approved compensation for Mr. Holcombe of US$10,000 per month effective August 1, 2009. The compensation for Mr. Holcombe’s services as President and Chief Executive Officer will be paid to Mr. Holcombe’s personal services company, Holcombe Ventures LLC.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated July 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: August 10, 2009	By:	/s/ Mark Holcombe
	Name:	Mark Holcombe
	Title:	President and Chief Executive Officer

EXHIBIT INDEX
99.1	Press Release dated July 29, 2009